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                                                                  EXHIBIT 10.10

[COMSTAR LOGO]                                          SPECIAL ACCESS SERVICES
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                                                                      AGREEMENT


Thank you for doing business with Comstar Communications, Inc. We are committed to providing you with the highest quality of telecommunications services. If, at any time, you have questions or problems, or are not completely satisfied, please let us know. Our goal is to do our best for you.

ACCEPTANCE By signing below, you acknowledge your review and acceptance of the terms and conditions contained in this Agreement. This Agreement can only be modified in a written document executed by both parties. Any attempts to make modifications to these terms and conditions are void, and will not be enforceable.

We provide the Special Access Services to you under the terms of our, or third party, applicable state and federal tariffs (Tariffs). Our entire agreement consists of this Agreement and its Attachments, and the applicable Tariffs. This Agreement supersedes any prior or contemporaneous proposals, discussions or agreements, written or oral, concerning Comstar services.

With the exception of any special pricing and term commitments contained herein, in the event of any conflict between the terms of this Agreement and its Attachments, and the terms of our, or third party, Tariffs.


Accepted By:


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Company


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Customer Name


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Title


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Customer Signature


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Date


SPECIAL ACCESS SERVICES (Services) are defined as digital or analog transmission channels connecting two locations that either originate or terminate on Comstar-owned or leased telecommunications facilities. You will be charged for all of the following service elements: channel termination, channel mileage, multiplexing, and any special line conditioning required to prepare the channels to transmit signals.

TERM COMMITMENT You agree to purchase the Services for the Term specified in Attachment A. Based on this Term, you will receive the Services at the rates specified in Attachment A. This Agreement will automatically renew for an additional Term of equal length with the initial Term unless Comstar receives advance written notice from you at least thirty (30) days prior to the end of the initial Term of your desire not to renew the Agreement.

EARLY TERMINATION PENALTY If you decide to terminate the Services prior to the end of the Term, you will be subject to early termination charges equal to one hundred percent (100%) of the number of months remaining in the Term multiplied by the monthly rate for the Services. You shall be obligated to pay such charges within thirty (30) days of termination. If we provide the Services via a third party, you will be charged all costs we incur for such early termination with our service provider.

PAYMENT You will be billed at the beginning of each month. Your first bill will include all non-recurring charges, charges for the first full month of Service, and the pro-rated amount for Services provided during the month of installation. You agree to pay all charges within thirty (30) days of the date of our invoice to you ("Due Date"). You shall pay us interest on overdue payments at the rate of one and a half percent (1.5%) or the maximum rate allowable by law. If you do not pay all undisputed amounts by the Due Date we reserve the right to disconnect Services. You will have up to ninety (90) days (commencing five (5) days after remittance of the bill) to initiate a dispute over charges or to receive credits, if applicable. We reserve the right to bill you retroactively for any Services for which we previously had not billed. If your check is returned by your bank, you will be billed a twenty-five dollar ($25) return check fee. You also agree to pay all applicable taxes resulting from any transaction under this Agreement. This does not include taxes based on our net income.

LETTERS OF AUTHORIZATION In cases in which you and Comstar agree to have Comstar act as your authorized agent for ordering and coordinating local and long distance access circuits for services outside of this Agreement, you will execute a Letter of Authorization.

CREDIT Your execution of this Agreement signifies your acceptance of our initial and continuing credit approval procedures and policies. We reserve the right to withhold initiation or full implementation of the Services until we are satisfied with our initial credit review and approval. We may require a security deposit before Services are provided.

If there is a material adverse change in your creditworthiness we may: (1) interrupt Service; (2) deny requests for additional Services or (3) require a deposit.

TRANSFER AND ASSIGNMENT You may not sell, assign or transfer any of your rights or obligations under this Agreement without our prior written consent. We reserve the right to transfer Services we provide to you via a third-party network to Comstar-based facilities at any time during the term of this Agreement.

FORCE MAJEURE We are not responsible for performing our obligations when they are delayed or hindered by war, riots, embargoes, strikes, or other Acts of God.